Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Peter Wilson, the Chief Executive Officer and William Thomas, Chief Financial Officer of Morgan Creek Energy Corp., hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to their knowledge, the Quarterly Report on Form 10-Q of Morgan Creek Energy Corp. for quarter ended March 31, 2011, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that the information contained in the Quarterly Report on Form 10-Q fairly presents in all material respects the financial condition and results of operations of Morgan Creek Energy Corp.

Date: May 16, 2011	By:	/s/ Peter Wilson
Name: Peter Wilson
Title: President, Chief Executive Officer

Date: May 16, 2011	By:	/s/ William Thomas
Name: William Thomas
Title: Chief Financial Officer, Principal Accounting Officer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signatures that appear in typed form within the electronic version of this written statement required by Section 906, has been provided to Morgan Creek Energy Corp. and will be retained by Morgan Creek Energy Corp. and furnished to the Securities and Exchange Commission or its staff upon request.